Exhibit No. 32

Barnwell Industries, Inc.

Certification Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Barnwell Industries, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2007 as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned officers of the Company does hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1)                  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                  The consolidated information contained in the Report fairly presents, in all material respects, the financial condition as of June 30, 2007 and results of operations for the three and nine months ended June 30, 2007 of the Company and its subsidiaries.

Dated:	August 10, 2007	/s/ Morton H. Kinzler
Name: Morton H. Kinzler
Title: Chief Executive Officer

Dated:	August 10, 2007	/s/ Russell M. Gifford
Name: Russell M. Gifford
Title: Chief Financial Officer

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Form 10-Q or as a separate disclosure document.

A signed original of the written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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